As filed with the Securities and Exchange Commission on January 10, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANGEION CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	41-1579150
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

350 Oak Grove Parkway

Saint Paul, Minnesota 55127

(Address of Principal Executive Offices and zip code)

ANGEION CORPORATION 2002 STOCK OPTION PLAN

(Full title of the Plan)

Dale H. Johnson	Copy to:
Chief Financial Officer	Thomas G. Lovett, IV
Angeion Corporation	Lindquist & Vennum P.L.L.P.
350 Oak Grove Parkway	4200 IDS Center
Saint Paul, MN 55127	Minneapolis, MN 55402
(651) 484-4874	(612) 371-3211
(Name, address and telephone
number, including area code,
of agent for service)

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum		Proposed
		Offering		Maximum	Amount of
	Amount to be	Price Per		Aggregate	Registration
Title of Securities to be Registered	Registered	Share		Offering Price	Fee
Common Stock, $.10 par value to be issued pursuant to the Angeion Corporation 2002 Stock Option Plan	200,000	$2.67	(1)	$534,000	$57.14

(1)                                  Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) based upon the closing price of the Company’s Common Stock on the Nasdaq Small Cap Market on January 3, 2006.

INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT BY REFERENCE

A Registration Statement on Form S-8 (Commission File No. 333-102171) was filed with the Securities and Exchange Commission on December 23, 2002, covering the registration of 600,000 shares authorized for issuance under the Company’s 2002 Stock Option Plan.  The contents of that Registration Statement are incorporated herein by reference.  Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 200,000 shares authorized under the Company’s 2002 Stock Option Plan.

PART I

Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

PART II

Item 3.             Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a)                                  The Annual Report of the Company on Form 10-KSB for the year ended October 31, 2005;

(b)                                 The description of the Company’s Common Stock to be offered pursuant to this Registration Statement is incorporated by reference to the Company’s Registration Statement on Form 8-A (File No. 0-17019), filed on October 28, 2002, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of these documents.

Item 4.             Description of Securities.

The description of the Company’s Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.             Interests of Named Experts and Counsel.

Not applicable.

Item 6.             Indemnification of Directors and Officers.

Article VI of the Company’s Amended and Restated Articles of Incorporation provides that a director of the Company is not liable for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of the State of Minnesota as the same may exist or may hereafter be amended.  Article V of the Company’s Amended and Restated Bylaws provides that each director, officer or agent of the Company, past or present, and each person who serves or may have served at the request of the Company as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other entity or enterprise, and their respective heirs, administrators and executors, shall be indemnified by the Company to the fullest extent permitted by the Minnesota Business Corporation Act, as amended, or by other provisions of law.

Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

(1)                                  Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

(2)                                  Acted in good faith;

(3)                                  Received no improper personal benefit and section 302A.255 (Director Conflicts of Interest), if applicable, has been satisfied;

(4)                                  In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

(5)                                  In the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation.  If the person’s acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

Item 7.             Exemption from Registration Claimed.

Not applicable.

Item 8.             Exhibits.  (Filed electronically herewith)

Exhibits

4.1	Angeion Corporation 2002 Stock Option Plan, as amended through July 21, 2005, incorporated by reference from Form 8-K dated July 21, 2005
5.1	Opinion of Lindquist & Vennum P.L.L.P.
23.1	Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)
23.2	Consent of KPMG LLP, independent registered public accounting firm
24.1	Power of Attorney (included on signature page)

Item 9.             Undertakings.

(a)                                  The Company hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)                                  That, for purpose of determining any liability under the Securities Act of 1933,  each such post-effective amendment shall be deemed to be  a new registration statement relating to  the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on January 9, 2006.

ANGEION CORPORATION

By	/s/ Rodney A. Young
Rodney A. Young, President and
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Rodney A. Young and Dale H. Johnson as the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any of all amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, each acting alone, or may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on January 9, 2006.

Signatures

/s/ Rodney A. Young
Rodney A. Young, President
and Chief Executive Officer
(Principal Executive Officer)

/s/ Dale H. Johnson
Dale H. Johnson
Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Arnold A. Angeloni
Arnold A. Angeloni, Director

/s/ K. James Ehlen
K. James Ehlen, Director

/s/ John C. Penn
John C. Penn, Director